Exhibit 10.19

OMNIBUS INCENTIVE COMPENSATION PLAN DOCUMENT

OF

PROVIDENT FINANCIAL SERVICES, INC.

Adopted on January 26, 2012

Effective as January 1, 2012

OMNIBUS INCENTIVE COMPENSATION PLAN DOCUMENT

OF

PROVIDENT FINANCIAL SERVICES, INC.

ARTICLE I

PURPOSE

Provident Financial Services, Inc. and The Provident Bank, directly and through their respective subsidiaries, provide incentive compensation opportunities to select individuals or groups of officers and employees through a variety of plans, programs and arrangements. The purpose of this Omnibus Incentive Compensation Plan Document is to provide a uniform process for implementing and administering such plans, programs and arrangements, to specify the terms and conditions common to all such plans, programs and arrangements and to promote compliance with applicable laws, rules and regulations.

ARTICLE II

DEFINITIONS

Section 2.1 Accountable Employee means, at any relevant time (a) each Senior Executive Officer; (b) each Employee whose activities may expose the Company or the Bank to material amounts of risk; and (c) each Employee in a group of Employees who are subject to the same or similar incentive compensation arrangements and who collectively may expose the Bank or the Company to material amounts of risk.

Section 2.2 Administrator means, with respect to an Incentive Compensation Plan, such person, committee or entity as may be appointed by an Employer designated under an Incentive Compensation Plan to perform the duties assigned to the Administrator under this Plan Document.

Section 2.3 Bank means The Provident Bank.

Section 2.4 Board means the Board of Directors of Provident Financial Services, Inc.

Section 2.5 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.6 Committee means the committee of non-employee directors of the Company performing the functions of the compensation committee required under the corporate governance requirements of the New York Stock Exchange (or other principal national securities exchange on which Stock is listed).

Section 2.7 Company means Provident Financial Services, Inc.

Section 2.8 Covered Employee means, with respect to any Fiscal Year, any employee of an Employer who is a “covered employee” within the meaning of section 162(m) of the Code and the regulations thereunder.

Section 2.9 Deferred Stock Unit means a contractual right to receive, in the future, one share of Stock, or a payment equal to the Fair Market Value thereof, on prescribed terms and conditions.

Section 2.10 Director means a member of the Board of Directors of the Company or the Bank, as appropriate in the context.

Section 2.11 Employee means any common-law employee of an Employer.

Section 2.12 Employer means the Bank, the Company and any subsidiary of the Bank or the Company.

Section 2.13 Equity Compensation Plan means any plan, program or arrangement established by an Employer pursuant to which Stock, or any indirect or derivative interest therein, of the Company may be purchased or sold.

Section 2.14 Executive Officer means, at any relevant time, any Employee who is subject to the reporting requirements of section 16 of the Exchange Act with respect to equity securities of an Employer.

Section 2.15 Exchange Act means the Securities Exchange Act of 1934, as amended (including the corresponding provisions of any succeeding law).

Section 2.16 Fair Market Value means, with respect to a share of Stock on a specified date:

(i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii) if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with section 422 of the Code.

Section 2.17 FDI Act means the Federal Deposit Insurance Act, as amended (including the corresponding provisions of any succeeding law).

Section 2.18 Fiscal Year means the calendar year or such other twelve-month period as the Company may designate as its accounting period.

Section 2.19 Incentive Compensation Plan means each plan, program or arrangement identified pursuant to section 3.1.

Section 2.20 Material Plan means each Incentive Compensation Plan in which an Accountable Employee participates.

Section 2.21 Plan Document means this Omnibus Incentive Compensation Plan Document, as the same may be revised and amended from time to time.

Section 2.22 Section 162(m) Plan means an Incentive Compensation Plan which is intended to provide “qualified performance-based compensation” within the meaning of section 162(m) of the Code.

Section 2.23 Senior Executive Officer means each Employee who is (a) an Executive Officer of the Company or the Bank; (b) an “executive officer” of the Bank or the Company within the meaning of Federal Reserve Regulation O; or (c) responsible for oversight of the activities of a material business unit of the Company or the Bank.

Section 2.24 Stock means the common stock of the Company, $0.01 par value per share.

ARTICLE III

ESTABLISHMENT OF INCENTIVE COMPENSATION PLANS

Section 3.1 Itemized List of Incentive Compensation Plans.

No later than the end of the first quarter of each Fiscal Year, and at least annually thereafter, there shall be presented to the Committee for ratification an itemized list of all Incentive Compensation Plans that have been established to be in effect for such Fiscal Year. Such itemized list shall be modified as frequently as necessary to reflect subsequent additions or deletions of Incentive Compensation Plans approved by the Board or Committee. Such itemized list, as in effect from time to time, shall be substantially in the form of the specimen list included herewith as Appendix 3.1 and shall be maintained with the records of the Plan Document. Such list shall specifically identify those Incentive Compensation Plans which are intended to be Section 162(m) Plans, those plans which are Equity Compensation Plans and those plans which are Material Plans.

Section 3.2 Certain Designations.

No later than the end of the first quarter of each Fiscal Year, and at least annually thereafter, there shall be presented to the Committee for ratification an itemized list identifying each individual who, for such Fiscal Year or any portion thereof, is (a) an Accountable Employee; (b) a Covered Employee; (c) an Executive Officer and/or (d) a Senior Executive Officer. Such itemized list shall be modified as frequently as necessary to reflect subsequent additions or deletions. Such itemized list, as in effect from time to time, shall be substantially in the form of the specimen list included herewith as Appendix 3.2 and shall be maintained with the records of the Plan Document.

Section 3.3 Written Plan Documents.

Each Incentive Compensation Plan shall be evidenced by one or more written instruments approved by the board of directors of the Employer in addition to this Plan Document. Such instruments may include, but shall not be limited to, resolutions adopted by the board of directors of the Employer or a committee thereof (if so authorized), declarations, policy statements or other instruments signed by a duly authorized officer of the Employer, and appendices to this Plan. There shall be maintained with the records of this Plan Document a schedule setting forth the material terms of each Incentive Compensation Plan substantially in the form of the specimen schedule included herewith as Appendix 3.3 or, in lieu thereof, copies of the other applicable instruments establishing such terms and conditions, in each case as approved by the Employer. In the event of any conflict between entries made on such a schedule and an attachment thereto, the provisions of the attachment shall govern unless the entry made on the related schedule explicitly states otherwise.

Section 3.4 Coordination of Provisions.

Nothing in this Plan Document shall, nor shall anything herein be construed to, create any Incentive Compensation Plan. Each Incentive Compensation Plan shall be governed by the provision of its own plan documents. Except as may be otherwise required for purposes of compliance with applicable law, rule or regulation, in the event of any conflict between the provisions of this Plan Document and the corresponding provisions of the plan documents for an Incentive Compensation Plan, such corresponding provisions shall control.

ARTICLE IV

ADMINISTRATION

Section 4.1 Administrator.

(a) There shall be one or more Administrators for each Incentive Compensation Plan, to perform the duties and have the powers set forth in this Plan Document. The Employer may appoint multiple Administrators and allocate such duties and powers among them. Unless otherwise provided in the plan document for an Incentive Compensation Plan or specified by the Employer:

(i) the Administrator of each Incentive Compensation Plan in which an Accountable Employee, a Covered Employee or an Executive Officer participates, or which is an Equity Compensation Plan, shall be the Committee; and

(ii) the Administrator of each Incentive Compensation Plan that is not described in section 4.1(a)(i) shall be the Chief Human Resources Officer.

(b) In the event the Administrator of an Incentive Compensation Plan is a committee for which no procedural rules are otherwise established, the committee may establish such rules for its operations as it, in its discretion may deem necessary or appropriate.

Section 4.2 Administrator Powers and Responsibilities.

With respect to each Incentive Compensation Plan, the Administrator of that Incentive Compensation Plan shall have the following responsibilities:

(a) to maintain records necessary or appropriate for the administration of the Incentive Compensation Plan;

(b) to give such instructions, notices, information, materials, reports and certifications as may be necessary or appropriate in the administration of the Incentive Compensation Plan;

(c) to prescribe forms and make rules and regulations consistent with the terms of the Incentive Compensation Plan;

(d) to require such proof as may be necessary or appropriate in the administration of the Incentive Compensation Plan, including without limitation, proof of age, relationship or good health of any individual or the spouse, children or beneficiary of any individual, and if satisfactory proof is not submitted, the Administrator may make such determination for purposes of the Incentive Compensation Plan, and such determination shall be conclusive and binding;

(e) to prepare and file, distribute or furnish all reports, plan descriptions, and other information concerning the Incentive Compensation Plan as shall be required by applicable law, rule or regulation;

(f) to determine in its discretion any question arising in connection with the Incentive Compensation Plan, including interpretations of its provisions, and the Administrator’s decision or action in respect thereof shall be final and conclusive, and binding upon the Employers, Employees and any other person having an interest under the Incentive Compensation Plan;

(g) if the Administrator shall determine that by reason of illness, senility, insanity, or for any other reason, it is undesirable to make any payment under the Incentive Compensation Plan to the person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that it may deem advisable or to direct the withholding of any payment under the Incentive Compensation Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law;

(h) to engage vendors and other third parties to perform services with respect to the Incentive Compensation Plan and to review the performance of the vendors and other third parties so engaged;

(i) to report to and/or make recommendations to the Employers regarding changes in the Incentive Compensation Plan, including changes in the operation and management of the Plan and removal and replacement of any providers of services;

(j) to discharge such other responsibilities or follow such directions as may be assigned or given by the Employers; and

(k) to perform any duty or take any action which is allocated to the Administrator under the Incentive Compensation Plan.

The Administrator shall have the power and authority necessary or appropriate to carry out its responsibilities.

Section 4.3 Periodic Monitoring.

From time to time (as determined by the Administrator or directed by the Board or the Committee), the Administrator of each Incentive Compensation Plan shall review the operation of such Incentive Compensation Plan and report its findings to the Chief Human Resources Officer. Each such review (a) shall be conducted with the assistance of internal or external audit and risk management personnel and (b) shall utilize such policies, procedures, sampling techniques and other standards, in each case as the Administrator shall determine to be necessary or appropriate in light of the scope and purpose of the review. . Each such review shall result in a report (in such form and manner as the Chief Human Resources Officer may prescribe) which shall address the extent to which the Incentive Compensation Plan under review is operating consistent with management’s expectations and is providing an appropriate balance of incentives for risk taking and risk management behaviors. The Chief Human Resources Officer shall utilize such reports to prepare a consolidated report to be delivered to the Committee at such times as the Committee may determine.

Section 4.4 Periodic Assessment.

From time to time (and in no event less frequently than annually in the case of Material Plans), the Chief Human Resources Officer, in collaboration with appropriate risk management personnel, shall cause to be prepared and delivered to the Committee a report (in such form and manner as the Committee may prescribed) which shall identify all Incentive Compensation Plans subject to review, and, for each such plan: (a) identify the Employees or classes of Employees covered by the plan; (b) describe the purpose of the plan, the compensation provided, and the criteria for payment; (c) identify the material risks to which the Bank and the Company may be exposed as a result of the conduct rewarded by the plan, (d) describe the plan design or operational features in place to balance such risk taking incentives and evaluate the effectiveness of the plan in achieving its purposes and in balancing risk-taking and risk-management incentives; and (e) recommend to the Committee any modifications to the plan’s design or operation considered necessary or appropriate.

Section 4.5 Delegation of Duties and Employment of Advisors.

Except as otherwise required by applicable law, rule or regulation, the Administrator, in its discretion may:

(a) delegate any of his or its responsibilities under any Incentive Compensation Plan to such other person or persons as he or it may designate, provided that such allocation and designation shall be made in writing and filed with the records of the Incentive Compensation Plan;

(b) employ one or more persons to render advice to him or it with regard to any of his or its responsibilities under any Incentive Compensation Plan; and

(c) consult with counsel, who may be internal counsel to the Employer.

Section 4.6 Other Administrative Provisions.

(a) No bond or other security shall be required of the Administrator, or any director, officer or employee of an Employer to whom responsibilities are allocated under an Incentive Compensation Plan or delegated by the Administrator, except as may be required by applicable law.

(b) Subject to any limitation on the application of this paragraph (b) pursuant to applicable law, no Administrator, nor any director, officer or employee of an Employer to whom responsibilities are allocated under an Incentive Compensation Plan or delegated by the Administrator, shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(c) The Administrator may shorten or extend (but not beyond 60 days) or waive the time required by any Incentive Compensation Plan for filing any notice or other form with the Administrator, or taking any other action under such Incentive Compensation Plan; but no such discretion shall be exercised to cause or permit a deferral of compensation to which section 409A of the Code would apply.

(d) Any person, group of persons, committee, corporation or organization may serve in more than one administrative capacity with respect to any one or more Incentive Compensation Plans.

(e) Any action taken or omitted by the Administrator with respect to any Incentive Compensation Plan, including any decision, interpretation, claim denial or review on appeal,

shall be conclusive and binding on the Employer and all interested parties and shall be subject to modification or reversal only to the extent (i) it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Incentive Compensation Plan or in violation of applicable law, rule or regulation, or (ii) it is required by any governmental agency or instrumentality of competent regulatory jurisdiction to effect compliance with applicable law, rule or regulation enforced by such agency or instrumentality.

ARTICLE V

GENERALLY APPLICABLE TERMS AND CONDITIONS

Section 5.1 Continued Employment Required for Payment.

Unless otherwise provided in this Plan Document or in the plan document for an Incentive Compensation Plan or required by law, compensation payable under an Incentive Compensation Plan shall only be earned and payable if the Employee entitled to payment is actively employed by an Employer and in good standing on the date of payment and in all other circumstances shall be forfeited. For this purpose, an Employee shall be in good standing on any date if, on such date (a) he is actively employed by an Employer, (b) he has not given notice of his intent to terminate his employment with the Employer and the Employer has not notified him of its intent to terminate his employment, and (c) he is not the subject of any adverse personnel action related to his conduct or work performance and his most recent performance evaluations are satisfactory or better.

Section 5.2 Time of Payment.

Unless otherwise provided in this Plan Document or in the plan document for an Incentive Compensation Plan or required by law, compensation payable under an Incentive Compensation Plan shall be paid no later than the later of (a) within two and one-half months after all conditions for payment (other than the requirement to be actively employed by an Employer and in good standing on the payment date) have been satisfied and (b) the last day of the calendar year in which all conditions for payment (including the requirement to be actively employed by an Employer and in good standing on the payment date) have been satisfied.

Section 5.3 Death, Disability, Retirement, Termination of Employment.

Unless otherwise provided in this Plan Document or in the plan document for an Incentive Compensation Plan, the Administrator may, in its discretion, authorize the payment of incentive compensation on a full or pro-rated basis to an Employee whose employment terminates, or who dies or becomes disabled, prior to the date his incentive compensation is otherwise earned and paid; provided, however, that in no event shall such discretion be exercised to authorize payment to an Employee who has been discharged for cause.

ARTICLE VI

RISK MITIGATION PROVISIONS

Section 6.1 Clawback Authority.

(a) If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the Company’s Chief Executive Officer and Chief Financial Officer shall reimburse the Company, on demand, for:

(i) any bonus or other incentive-based or equity-based compensation received by that person during the 12-month period following the first public issuance or filing with the Securities Exchange Commission (which occurs first) embodying non-compliance with such financial reporting requirement; and

(ii) any profits realized from the sale of securities of the Company during such 12-month period.

The provisions of this section 6.1(a) shall be interpreted and enforced to comply with the requirements of section 304 of the Sarbanes Oxley Act and the regulations thereunder.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, whether or not as a result of misconduct, each of the Company’s current or former Executive Officers who received incentive-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on erroneous data, shall reimburse the Company, on demand, for the compensation paid in excess of what would have been paid to the current or former Executive Officer based on the data derived from the accounting restatement. The provisions of this section 6.1(b) shall be interpreted and enforced to comply with the requirements of section 10D of the Exchange Act and the regulations thereunder. The intent of this section 6.1(b) is to recover from current and former Executive Officers compensation to which they were not legally or contractually entitled at the time of payment, without regard to fault, such that the recovery may be eligible for the federal income tax treatment afforded to the restoration of an amount held under a claim of right under section 1341 of the Code and shall be interpreted and enforced to give effect to this intent.

(c) The Administrator of an Incentive Compensation Plan shall have the right and power, in its discretion, by general policy or specific provision within the terms and conditions of an award of a compensation opportunity under an Incentive Compensation Plan, to require the refund of all or any portion of the compensation paid to any person under the Incentive Compensation Plan after such compensation is actually paid where (i) due to error in the computation of amounts paid, the determination or application of performance metrics or otherwise, the amount paid was in excess of the amount actually due under the terms of the Incentive Compensation Plan; or (ii) the person receiving the compensation violated any material law, rule or regulation, or material policy or procedure, including but not limited to risk management policies, of the Employer with the purpose or effect of increasing the amount payable to such person under the Incentive Compensation Plan. Acceptance of compensation under any Incentive Compensation Plan shall constitute acceptance of the terms of any such policy that is adopted and in effect when such compensation is paid.

Section 6.2 Deferral Authority.

(a) To facilitate enforcement of section 6.1 or establish an environment of accountability for the outcomes of actions taken during the course of employment for the purpose or with the effect of earning, or increasing the amount of, compensation payable under an Incentive Company Plan, the Administrator of an Incentive Compensation Plan shall have the right and power, in its discretion, by general policy or specific provision within the terms and conditions of an award of a compensation opportunity under an Incentive Compensation Plan, to require the deferral of all or any portion of the compensation payable to any Employee under the Incentive Compensation Plan. Any such requirement for deferral shall be included in a policy that is in effect, or the terms of the incentive compensation opportunity, when the compensation opportunity is first established, or imposed at such later time, prior to actual payment, as may be required to avoid a violation of any law, rule or regulation application to the Employer.

(b) Unless otherwise provided in an applicable policy, or the provisions of an incentive compensation opportunity, a deferral under this section 6.2 shall have the following terms and conditions:

(i) Each amount deferred shall be reflected as a general, unsecured liability of the Employer in a separate bookkeeping account in the books and records of the Employer.

(ii) Amounts deferred shall be credited with interest at the rate of interest in effect under The Provident Bank Board of Directors Voluntary Fee Deferral Plan.

(iii) Subject to section 6.2(b)(iv), the balance credited to each separate bookkeeping account shall be paid in three installments. The first installment shall be in an amount equal to one-third of the balance credited to the bookkeeping account and shall be paid on the first anniversary of the date the amount deferred would have been paid in the absence of deferral. The second installment shall be in an amount equal to one-half of the remaining balance credited to the bookkeeping account and shall be paid on the second anniversary of the date the amount deferred would have been paid in the absence of deferral. The final installment shall be in an amount equal to the entire remaining balance credited to the bookkeeping account and shall be paid on the third anniversary of the date the amount deferred would have been paid in the absence of deferral. In the event of a change in the effective ownership or control of the Employer (within the meaning of section 409A of the Code and the regulations thereunder) or the death of the Employee by whom the incentive compensation was earned, the entire balance credited to the bookkeeping account shall be immediately due and payable.

(iv) To the extent permitted by applicable law, the amount of any payment due to a current or former Employee under section 6.2(b)(iii) shall be offset, on the payment date, by any amount owed by the Employee (or his successors or assigns) pursuant to section 6.1.

(c) The provisions of this section 6.2 shall be interpreted and administered to comply with the requirements of section 409A of the Code and the regulations thereunder.

Section 6.3 Discretionary Adjustments or Denial.

(a) If the Administrator of an Incentive Compensation Plan determines that, as a result of any fact, circumstance or event, any payment to be made under the Incentive Compensation Plan requires adjustment in order to prevent the enlargement or dilution of the rights of any participants in the Incentive Compensation Plan, the Administrator shall adjust such payment in such manner as shall be necessary to prevent the unintended enlargement or dilution of rights. In addition, if the Administrator of an Incentive Compensation Plan determines that the performance metrics or conditions established under an Incentive Compensation Plan have resulted in Employees taking actions to cause their Employer to be exposed to excessive or unnecessary risk or otherwise to act in the course of their employment in a manner that is contrary to the interests of their Employer, the Administrator may adjust the payments to be made in such manner as it shall determine to be appropriate in response to the conduct at issue. Any action taken under this section 6.3(a) with respect to a Covered Employee under a Section 162(m) Plan shall be taken in a manner that preserves the characterization of the compensation payable as qualified performance based compensation (within the meaning of section 162(m) of the Code).

(b) If the Administrator of an Incentive Compensation Plan determines that, as a result of any fact, circumstance or event, the performance metrics or conditions established under the Incentive Compensation Plan require adjustment in order to prevent the enlargement or dilution of the rights of any participants in the Incentive Compensation Plan, the Administrator shall adjust such performance metrics or conditions in such manner as shall be necessary to prevent the unintended enlargement or dilution of rights. In addition, if the Administrator of an Incentive Compensation Plan determines that the performance metrics or conditions established under the Incentive Compensation Plan have created an unintended incentive for Employees to cause their Employer to be exposed to excessive or unnecessary risk or otherwise to act in the course of their employment in a manner that is contrary to the interests of their Employer, the Administrator may add to the terms and conditions of any incentive compensation opportunity such additional performance metrics or conditions as it, in its discretion, determines to be necessary or appropriate to counterbalance such unintended incentives. Any action taken under this section 6.3(a) with respect to a Covered Employee under a Section 162(m) Plan shall be taken in a manner that preserves the characterization of the compensation payable as qualified performance based compensation (within the meaning of section 162(m) of the Code).

Section 6.4 Discretion to Pay in Stock; Impose Holding Periods.

(a) Subject to compliance with the governance requirements of the principal national securities exchange on which shares of the Company’s Common Stock are listed and applicable securities laws, the Administrator of an Incentive Compensation Plan, with the approval of the Committee, may require that all or any portion of the compensation otherwise payable in cash under any Incentive Compensation Plan be paid instead in the form of Stock or Deferred Stock Units.

(b) To the extent that the Administrator of an Incentive Compensation Plan requires that payment of compensation otherwise payable in cash be paid instead in Stock, the number of shares of Stock delivered shall be equal to (i) the amount of cash otherwise payable, divided by (ii) the Fair Market Value of one share of Stock on the date payment is due, rounded to the nearest whole share of Stock. The Company may, but shall have no obligation to, register the Stock so delivered for resale in accordance with the Securities Act of 1933, as amended, may impose on the Stock so delivered any restrictions necessary to effect compliance with applicable securities laws and may restrict or prohibit, in whole or in part, a resale of the Stock so delivered for a period of time (x) ending not later than the later of (i) five years after the date the Stock is delivered and (ii) six months after the Employee’s termination of employment with the Employer or (y) determined under any stock ownership or stock retention guideline established by the Employer and applicable to the Employee.

(c) To the extent that the Administrator of an Incentive Compensation Plan requires that payment of compensation otherwise payable in cash be paid instead in Deferred Stock Units, the number of shares of Stock delivered shall be equal to (x) the amount of cash otherwise payable, divided by (y) the Fair Market Value of one share of Stock on the date payment is due, rounded to the nearest whole share of Stock. The terms of the Deferred Stock Units shall be established by the Administrator and shall include, but not be limited to, the date on which the Deferred Stock Units will be settled, whether settlement shall occur in cash or Stock and whether dividend equivalent rights will attach and, if so, the terms thereof. If the Administrator fails to establish the terms of Deferred Stock Units:

(i) If the Deferred Stock Units are issued pursuant to an Equity Compensation Plan, the prevailing terms and conditions of the Equity Compensation Plan shall apply; and

(ii) If the Deferred Stock Units are not issued pursuant to an Equity Compensation Plan, the following shall apply:

(A) The Deferred Stock Units shall be settled in cash.

(B) One third of the Deferred Stock Units (rounded down to the nearest whole Deferred Stock Unit) shall be settled on the first anniversary of the date of their issuance, one third (rounded down to the nearest whole unit) shall be settled on the second anniversary of the date of their issuance, and the remaining deferred Stock Units shall be settled on third anniversary of the date of their issuance.

(C) A dividend equivalent right will attach to each Deferred Stock Unit, pursuant to which an additional cash amount equal to the aggregate cash dividends declared with respect to one share of Stock with a record date that is after the date of issuance of the deferred Stock Unit and before its settlement date shall be paid (without interest or other earnings) in cash at the time of settlement of the related Deferred Stock Unit.

(D) In the event of a change in the effective ownership or control of the Employer (within the meaning of section 409A of the Code and the regulations thereunder) or the death of the Employee by whom the incentive compensation was earned, all outstanding Deferred Stock Units and related dividend equivalent rights shall be settled as promptly as practicable, and in any event within thirty (30) days thereafter.

(iii) To the extent permitted by applicable law, the amount of any payment due to a current or former Employee under section 6.4(c) shall be offset, on the payment date, by any amount owed by the Employee (or his successors or assigns).

The provisions of this section 6.4 shall be interpreted and administered to comply with the requirements of section 409A of the Code and the regulations thereunder.

ARTICLE VII

AMENDMENT AND TERMINATION

Section 7.1 Amendment and Termination.

Each Employer shall have the right, with respect to each Incentive Compensation Plan in which its or its subsidiaries’ Employees participate, in its sole and absolute discretion, at any time, to amend, in whole or in part, any or all of the provisions of any such Incentive Compensation Plan and to terminate any such Incentive Compensation Plan at any time. Any amendment or termination of any Incentive Compensation Plan shall be subject to such terms, conditions, limitations and procedures as may be prescribed by or under the terms of other instruments governing such Incentive Compensation Plan or as may be required to comply with applicable law. Except to the extent that other instruments governing an Incentive Compensation Plan may provide otherwise, any amendment or termination may be effected:

(a) by resolution or other action of the board of directors or other governing body of the Employer taken in the manner prescribed in the Employer’s by-laws or other corresponding governance document; or

(b) by written instrument signed by any officer of the Employer duly authorized by or on behalf of the board of directors or other governing body of the Employer to execute the same.

To the extent that any instrument governing any Incentive Compensation Plan may require or contemplate the taking of any action by the Employer in its corporate capacity, without specifying the manner in which or procedure by which such action is to be taken, such action shall be deemed taken, and duly authorized to be taken, if taken in any manner authorized in this section 7.1. This Plan Document may be amended by the Company in any manner permitted for amendments of Incentive Compensation Plans in this section 7.1.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Governing Law.

This Plan Document and every Incentive Compensation Plan shall, except to the extent that any document or instrument governing an Incentive Compensation Plan shall provide to the contrary with respect to such Incentive Compensation Plan, be construed, administered and enforced according to the laws of the State of New Jersey without giving effect to any provision of such laws that would cause the laws of another State to apply.

Section 8.2 No Right to Continued Employment.

Neither the establishment of any Incentive Compensation Plan, nor any provisions of any document or instrument governing any Incentive Compensation Plan, nor any action of the Administrator or any other person or entity in connection with any Incentive Compensation Plan, shall be held or construed to confer upon any Employee any right to a continuation of employment by any Employer. Each Employer reserves the right to dismiss any Employee or otherwise deal with any Employee to the same extent as though any or all Incentive Compensation Plans had not been adopted.

Section 8.3 Construction of Language.

Wherever appropriate in this Plan Document and in any Incentive Compensation Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender shall include the feminine and the neuter.

Section 8.4 Corporate Transactions.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights Employees under an Incentive Compensation Plan that are expressed in, or have a monetary value that is based on the value of, shares of Stock, then the Administrator shall, in an equitable manner, adjust any or all of (i) the number and kind of securities in which such rights are expressed or on which the value of such rights is based. In addition, the Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in any Deferred Stock Unit in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or account principles. Unless otherwise determined by the Committee in the case of a Covered Employee under a Section 162(m) Plan, any such adjustment to a compensation that intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the Code shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

Section 8.5 Required Regulatory Provision.

Notwithstanding anything in this Plan Document or the plan documents for any Incentive Compensation Plan, payments under any Incentive Compensation Plan to any Employee by an insured depository institution, a holding company for an insured depository institution or a subsidiary of an insured depository institution shall subject to and conditioned on their compliance with section 18k of the FDI Act, 12 U.S.C. §1828k, and the regulations promulgated thereunder.

OMNIBUS INCENTIVE COMPENSATION PLAN DOCUMENT

OF PROVIDENT FINANCIAL SERVICES, INC.

APPENDIX 3.1

SPECIMEN

INCENTIVE COMPENSATION PLANS

PLAN NAME	MATERIAL COMPENSATION PLAN	EQUITY COMPENSATION PLAN	SECTION 162(M) PLAN

OMNIBUS INCENTIVE COMPENSATION PLAN DOCUMENT

OF PROVIDENT FINANCIAL SERVICES, INC.

APPENDIX 3.2

SPECIMEN

EMPLOYEE DESIGNATIONS

(A)	ACCOUNTABLE EMPLOYEES

(B)	COVERED EMPLOYEES

(C)	EXECUTIVE OFFICERS

(D)	SENIOR EXECUTIVE OFFICERS

OMNIBUS INCENTIVE COMPENSATION PLAN DOCUMENT

OF PROVIDENT FINANCIAL SERVICES, INC.

APPENDIX 3.3

SPECIMEN

WRITTEN PLAN DOCUMENT

Plan name:		☐	Plan document attached.	☐	Plan provisions specified below
Plan provisions (if applicable)
Eligible Employees:
Performance Criteria/Metrics:
Amount of/Method for Computing Payments:
	Apply Omnibus Plan Provisions	Other
Administrator:	☐
Time/Frequency of Payment	☐
Active Employment/Good Standing Required at Time of Payment:	☐
Early Termination for Disability:	☐
Early Termination for Death	☐
Early Termination for Discharge w/o Cause:	☐
Early Voluntary Resignation/Retirement:	☐
Adjustments to Performance Criteria/Metrics	☐
Adjustments to Compensation Payments/Computations	☐
Clawback Authority:	☐
Required Deferral:	☐
Payment in Stock/Deferred Stock Units	☐
Other:	☐